Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Getaround, Inc.

San Francisco, California

We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 23, 2022, relating to the financial statements of Getaround, Inc., which is contained in that prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP

San Francisco, California

February 3, 2023